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                                                                    Exhibit 10.9

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

           CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, dated as of December 20, 2001 but effective as of the Effective Time (as defined below), by and among, MCGRATH RENTCORP ("McGrath"), TYCO ACQUISITION CORP. 33 ("Acquiror"), a direct, wholly-owned subsidiary of TYCO INTERNATIONAL LTD. ("Tyco"), and Joan M. McGrath ("Shareholder").

           WHEREAS, McGrath and Acquiror have proposed to enter into a merger agreement dated as of the date hereof (the "Merger Agreement") pursuant to which McGrath will merge with and into Acquiror, with the surviving corporation being a wholly-owned subsidiary of Tyco; and

           WHEREAS, Shareholder is a founding and substantial shareholder of McGrath and will receive considerable monetary and other benefits by reason of the consummation of the transactions contemplated by the Merger Agreement; and

           WHEREAS, McGrath and Acquiror wish to preserve the confidential information of McGrath and to protect against Shareholder using her skills, knowledge, experience, ideas and influence for the benefit of the competitors of McGrath and its affiliates; and

           WHEREAS, Shareholder is willing to enter into an agreement to provide such protection to McGrath, its successor and affiliates upon the terms and conditions set forth in this Agreement and understands that Shareholder's agreement to the terms set forth herein is a critical inducement to the entering into the Merger Agreement by the parties thereto; and

           WHEREAS, as a condition of its entering into the Merger Agreement, Acquiror has requested Shareholder to agree to enter into this Agreement, and Shareholder is executing this Agreement as an inducement to Acquiror to enter into and execute the Merger Agreement.

           NOW, THEREFORE, in consideration of the execution and delivery by Acquiror of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and intending to be legally bound hereby, the parties agree as follows:

        1. Definitions.

           "Business" means (i) the business of designing, manufacturing, refitting, supplying, selling, leasing and renting modular buildings and accessories and (ii) the business of renting, leasing and selling electronic testing and measurement equipment, in each case as now or hereafter (during the Non-Competition Period) conducted by the Company or any of its affiliates.

           "Business Affiliate" means any affiliate of the Company (including Tyco and its subsidiaries) now or hereafter engaged in the Business.

           "Company" means McGrath and Acquiror as successor to McGrath following the Merger and includes their respective subsidiaries.

           "Competing Business" mean any business engaged in any of the activities constituting or included within the Business.

           "Confidential information" means and includes the following items that relate to or are connected with the Business: (i) the name and address of any customer, vendor or affiliate of the Company or any Business Affiliate and any information concerning the transactions or relations of any customer, vendor or affiliate of the Company or any Business Affiliate with the Company or any Business Affiliate or any of its shareholders, directors, officers, employees, agents, consultants, representatives and/or personnel; (ii) any information concerning any product, technology or procedure employed by the Company or any Business Affiliate but not generally known to its customers, vendors or competitors, or under development by or being tested by the Company or any Business Affiliate but not at the time offered generally to its customers or vendors; (iii) any information relating to computer software or systems used by the Company or any Business Affiliate other than off-the-shelf software and systems furnished by third party vendors; (iv) any business plans, budgets, advertising or marketing plans, pricing or marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, or borrowing arrangements of the Company or any Business Affiliate; (v) any information belonging to customers, vendors or affiliates of the Company or any Business Affiliate or any other person which the Company or any
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Business Affiliate has agreed to hold in confidence; (vi) know-how, trade secrets, technical data, designs, processes and formulae of the Company or any Business Affiliate; (vii) any other information which is generally regarded as confidential or proprietary; and (viii) all written, graphic, electronic and other materials and records relating to any of the foregoing. Information that is not novel or copyrighted or patented may nonetheless be proprietary information; provided, however, that "confidential information" does not include information generally available to and known by the public (other than by reason of a breach of this Agreement).

           "Effective Time" means the effective time of the merger contemplated by the Merger Agreement.

           "Non-Competition Period" means the period beginning on the date of the Effective Time and ending on the fifth anniversary of that date.

           "Territory" means the United States of America.

        2. Acknowledgement. Shareholder acknowledges, as the basis for her covenants and agreements contained in this Agreement:

           (i) the accuracy of each of the Recitals above;

           (ii) that the Business is intensely competitive and Shareholder's former and current position with the Company has exposed, and will continue to expose, Shareholder to knowledge and possession of confidential information of the Company and/or its Business Affiliates;

           (iii) that the confidential information constitutes a sensitive and protectable business interest of the Company and/or its Business Affiliates, as the case may be;

           (iv) that the direct and indirect disclosure of any such confidential information to existing or potential competitors of the Company and its Business Affiliates, as well as the engaging by Shareholder in any of the other activities prohibited by this Agreement, would place the Company and its Business Affiliates at a competitive disadvantage and would do damage, monetary or otherwise, to the operations, goodwill, prospects and competitive position of the Company and its Business Affiliates; and

           (v) that Shareholder's engaging in any of the activities prohibited by this Agreement would constitute improper appropriation and/or use of and harm to the tangible and intangible property of the Company and its Business Affiliates.

        3. Confidentiality.

           (a) Shareholder shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the confidential information of the Company or any Business Affiliate other than in the proper performance of her duties as an officer, employee or consultant of the Company or such Business Affiliate.

           (b) Nothing in this Agreement shall prevent Shareholder from disclosing any confidential information as required by a court of competent jurisdiction or other administrative or legislative body; provided that prior to disclosing any of the confidential information to a court or other administrative or legislative body, Shareholder shall promptly notify the Company or its Business Affiliate, as the case may be, shall cooperate with the Company or such Business Affiliate in obtaining a protective order or other means of protecting the confidentiality of the confidential information and shall disclose only that information that is legally required to be disclosed. The Company shall reimburse Shareholder for her reasonable expenses involved in such cooperation and, if such cooperation requires more than 10 hours of Shareholder's time, the Company and Shareholder shall agree on appropriate remuneration to Shareholder.

           (c) Shareholder agrees promptly to return all confidential information in her possession, including all photocopies, extracts, summaries, memoranda, documents, data, records, notes, designs, drawings, and other written information, samples and models and any such information stored electronically on tapes, computer disks or in any other manner, to the Company at any time upon request by the Company or to or at the request of any Business Affiliate, as the case may be.

        4. Non-Competition.


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        During the Non-Competition Period, Shareholder shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated in a like manner with any Competing Business in the Territory, in any manner, including as an officer, director, employee, partner, consultant, advisor, proprietor, manager, trustee or investor; provided, however, that nothing contained in this Agreement shall prevent Shareholder from owning less than five percent (5%) of the voting stock of a publicly held corporation for investment purposes.

        5. Non-Solicitation.

        During the Non-Competition Period, Shareholder will not, directly or indirectly, for her benefit or for the benefit of any other person, firm or entity or otherwise:

           (i) persuade or seek to persuade any customer of the Company or any Business Affiliate to cease to do business or to reduce the amount of business which the customer has customarily done or contemplates doing with the Company or any Business Affiliate, whether or not the relationship between the Company or any Business Affiliate and such customer, supplier, or independent contractor was originally established in whole or in part by the efforts of Shareholder;

           (ii) seek to employ or engage, or assist anyone else to seek to employ or engage, any person who, at the relevant time, is in the employ of the Company or any Business Affiliate, or, as an independent contractor provides material engineering, marketing, sales, financial or management consulting services in connection with the business of the Company or any Business Affiliate; or

           (iii) interfere in any manner in the relationship of the Company or any Business Affiliate with any of its customers, suppliers, or independent contractors, whether or not the relationship between the Company or any Business Affiliate and such customer, supplier, or independent contractor was originally established in whole or in part by the efforts of Shareholder.

        6. Non-Disparagement.

        During the Non-Competition Period, Shareholder will not, directly or indirectly, for her benefit or for the benefit of any other person, firm or entity or otherwise:

           (i) make any statements or comments of a defamatory or disparaging nature to third parties regarding the Company or any Business Affiliate or its or their officers, directors, personnel, products or services; or

           (ii) take any action which is intended, or would reasonably be expected, to harm the Company or any Business Affiliate or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company or any Business Affiliate.

        7. Other Obligations. The obligations of Shareholder under this Agreement are in addition to, and not in derogation of, any other obligations or duties that Shareholder may have or owe towards the Company or any Business Affiliate, including, without limitation, pursuant to any employment agreement or arrangement or by law as a present or former officer and/or director of the Company.

        8. Specific Performance. Shareholder acknowledges that the Company and its Business Affiliates would sustain irreparable injury in the event of a violation by Shareholder of any of the provisions of this Agreement, and by reason thereof Shareholder consents and agrees that if Shareholder violates any of the provisions of this Agreement, in addition to any other remedies available, the Company or its Business Affiliate, as the case may be, shall be entitled to a decree specifically enforcing such provisions, and shall be entitled to a temporary and permanent injunction restraining Shareholder from committing or continuing any such violation, from any court of competent jurisdiction, without the necessity of proving actual damages, posting any bond, or seeking arbitration in any forum.

        9. Enforceability. Shareholder acknowledges and agrees that due to the uniqueness of her role with the Company, her services and position, the nature of the confidential information she possesses or will possess and the benefits that she will receive by reason of the transaction contemplated by the Merger Agreement, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Company and its Business Affiliates. Nevertheless, in the event that any court of competition jurisdiction determines that any provisions of this Agreement are unreasonable in respect of its geographic boundaries, scope or term, such court is empowered and authorized to amend or modify the provisions of this Agreement to the minimum extent necessary in order to render such provisions valid, lawful and enforceable. Should any provision of this Agreement be held or declared invalid, unlawful or unenforceable, such

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invalidity, unlawfulness or unenforceability shall not in any way affect the validity, lawfulness or enforceability of any other provision of this Agreement.

        10. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to its subject matter and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between any of them and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified nor may any of its provisions be waived, except by an agreement in writing, signed by the parties hereto.

        11. Waiver. The failure of the Company or any Business Affiliate to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of the Company or such Business Affiliate to enforce the same. Waiver by the Company or any Business Affiliate of any breach or default by Shareholder of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

        12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified below:

           If to the Company:   McGrath RentCorp.
                                5700 Las Positas Road
                                Livermore, CA 94550
                                Attention:  President

           If to Acquiror:      Tyco Acquisition Corp. 33
                                c/o Tyco International (US) Inc.
                                One Tyco Park
                                Exeter, NH 03833
                                Attention:  President

           If to Shareholder:   Joan M. McGrath
                                #2 Sixth Ave
                                San Francisco, CA 9418

           with a copy to:      Morrison & Foerster LLP
                                425 Market Street
                                San Francisco, CA 94105

                                Attention: Walter Stella, Esq.

or at such other address as shall be indicated to either party in writing by like notice. Notice of change of address shall be effective only upon receipt.

        13. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be enforceable by, the Company, any Business Affiliate and their respective successors and assigns.

        14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles.

        15. Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        16. Counterparts. This Agreement may be executed in counterparts (by original or facsimile signature), each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.

        17. Effectiveness. This Agreement, and all rights and obligations of the parties hereunder, shall become effective at the Effective Time and shall terminate if the Merger Agreement is terminated in accordance with its terms without consummation of the offer and merger transactions contemplated thereby.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            MCGRATH RENTCORP



                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            TYCO ACQUISITION CORP. 33

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            SHAREHOLDER

                                            -----------------------------------
                                            Name: Joan M. McGrath